SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934
                          (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss 240.14a-11(c) or ss 240.14a-12

                          1-800-ATTORNEY, INC.
--------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)
                                  N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:
        ...............................................................
    2)  Aggregate number of securities to which transaction applies:
        ...............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ................................................................
    4)  Proposed maximum aggregate value of transaction:
        ................................................................
    5)  Total fee paid:
        ................................................................
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount Previously Paid:
        ..............................
    2)  Form, Schedule or Registration Statement No.:
        ..............................
    3)  Filing Party:
        ..............................
    4)  Date Filed:
        ..............................

                                 [Company Logo]

December 5, 2002


Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of 1-800-ATTORNEY, Inc., a Florida corporation, to be held at 1:30 P.M. on Wednesday, December 18, 2002 at the law offices of Holland & Knight LLP, 200 S. Orange Avenue, Suite 2600, Orlando, Florida 32801.

At the special meeting our shareholders will be asked to approve the issuance of 3,302,070 shares of our common stock to two investors, Rubin Investment Group, Inc. ("RIG") and Robert J. Lyszczarz. Approval of the issuance of shares to RIG, in which the undersigned is the sole shareholder, will result in RIG acquiring a controlling interest in the Company. In connection with the proposed share issuances, shareholders are also being asked to approve an amendment to our articles of incorporation to increase the number of shares of the Company's common stock authorized for issuance. The share issuance to RIG cannot be completed without the approval of the increase in the number of authorized shares. We believe that the share issuances will provide us with needed additional capital to, among other things, enable the Company to satisfy the shareholders' equity requirement for continued listing of the Company's common stock on the Nasdaq SmallCap Market.

Your Board of Directors, as it was then constituted before the addition of myself and Mr. Lyszczarz, unanimously recommended that you vote for the share issuances and the amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock. The two disinterested members of the current Board of Directors, Messrs. Wrigley and Syrek, continue to recommend that you vote "FOR" each of the share issuances and the amendment to the Company's articles of incorporation.

In accordance with relevant legal requirements and to assist you in understanding the matters subject to shareholder approval, a notice of the special meeting and proxy statement are enclosed.

On behalf of your Board of Directors and the Company's management, I would like to express our appreciation for your interest in the affairs of the Company.
We hope you will attend the meeting. It is important that your views be represented whether or not you are able to be present at the special meeting.

Sincerely,

/s/ Dan Rubin

Dan Rubin
Chairman and Chief Executive Officer

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         OF 1-800-ATTORNEY, INC.
                      TO BE HELD DECEMBER 18, 2002

To the Shareholders of 1-800-ATTORNEY, Inc:

    A special meeting of the shareholders of 1-800-ATTORNEY, Inc., a Florida corporation (the "Company") will be held at the law offices of Holland & Knight LLP, 200 S. Orange Avenue, Suite 2600, Orlando, Florida 32801 on Wednesday, December 18, 2002 at 1:30 p.m., for the following purposes:

 1. To consider and vote on the issuance to Rubin Investment Group, Inc. ("RIG") of 3,213,535 shares of the Company's common stock (resulting in the RIG's ownership of approximately 78.7% of the total number of shares of common stock outstanding upon completion of the transaction and the proposed share issuance to Robert J. Lyszczarz) under the terms of a Common Stock Purchase Agreement, dated October 21, 2002, between the Company and RIG, as amended on October 24, 2002, which will result in a change in control of the Company;

 2. To consider and vote on the issuance to Robert J. Lyszczarz of 88,535 shares of the Company's common stock under the terms of a Common Stock Purchase Agreement, dated October 21, 2002, between the Company and Mr. Lyszczarz, as amended on October 24, 2002;

 3. To consider and vote on an ammendment to the Company's articles of incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 1,875,000 to 10,000,000 shares; and

 4. To transact such other business as may come before the special meeting or any adjournment or postponement thereof.

    Shareholders of record as of November 22, 2002 may vote in one of four ways:

 *  Complete, sign and return the enclosed proxy card;
 *  Use the toll-free telephone number, if shown on your proxy card;
 * Vote via the Internet by visiting the website, if shown on your proxy card; or
 *  Cast your ballot at the meeting.

    Even if you plan to attend the special meeting, we would appreciate receiving your voting instructions before the meeting date. Your proxy may be revoked at any time either before or at the special meeting. If your shares are held in the name of a bank, broker, or other holder of record, you should receive instructions to follow for your shares to be voted.

    All shareholders of record as of November 22, 2002 are invited to attend the special meeting. No ticket is required for admittance. If you have questions regarding this Notice of Special Meeting or if you have special needs that require assistance, please call us at 1-800-644-3458 and we will be happy to assist you.

                                        By Order of the Board of Directors

Dated: December 5, 2002                 /s/ James M. Koller
                                        ----------------------------
                                        By: James M. Koller
                                            Secretary

                              1-800-ATTORNEY, INC.
                                ----------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                             Dated December 5, 2002
                                 -------------

              QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
                              THE SPECIAL MEETING

Q:  Why am I receiving these materials?

A: The Board of Directors of 1-800-ATTORNEY, Inc. (which we sometimes refer to as the "Company," "we," "us" or "our") is sending these proxy materials to you on or about December 5, 2002, in connection with our solicitation of proxies for use at the Company's special meeting of shareholders. The meeting is scheduled to take place on Wednesday, December 18, 2002 at 1:30 p.m., Eastern Standard Time, at the law offices of Holland & Knight LLP, 200 S. Orange Avenue, Suite 2600, Orlando, Florida 32801. Certain of our directors, officers and employees may also solicit proxies on our behalf by mail, phone, fax or in person, without compensation.

    The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the ownership of our common stock by directors, executive officers and certain other beneficial owners, and certain other required information.

Q:  Who is paying for this solicitation?

A: We are paying for the solicitation of proxies, including the cost of preparing and mailing this proxy statement. We will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred to forward our proxy materials to the beneficial owners of the Company's common stock.

Q:  What is the purpose of the meeting?

A: The Company entered into two Common Stock Purchase Agreements, each dated October 21, 2002, for the sale of shares of common stock to two investors. Under one such agreement, Rubin Investment Group, Inc. ("RIG"), a private investment banking firm, agreed to purchase 3,350,000 shares of the Company's common stock at $0.384 per share. Under the other agreement, Robert J. Lyszczarz, an individual, agreed to purchase 225,000 shares of common stock at $0.384 per share. The per share price stipulated in each of the agreements represented the average closing bid price of the common stock on the Nasdaq SmallCap Market during the five trading days immediately prior to the date the agreements were entered into (i.e., October 21, 2002).

    Each of RIG and Mr. Lyszczarz purchased a portion of the shares covered by the agreements immediately upon the parties' signing of the agreements. The sale of the additional shares covered by the agreements requires shareholder approval under applicable rules of The Nasdaq Stock Market, Inc. Further, the issuance of the additional shares to RIG requires an increase in the total number of authorized shares of the Company's common stock, which also requires shareholder approval. To understand fully the proposals to be acted upon, you should carefully read this entire proxy statement, including the attached appendices.

Q:  What proposals will be voted on at the meeting?

A:  At the meeting shareholders will consider and vote on the following:

 1. The issuance to Rubin Investment Group, Inc. of 3,213,535 shares of the Company's common stock (resulting in RIG's ownership of approximately 78.7% of the total number of shares of common stock outstanding upon completion of the transaction and the proposed share issuance to Robert J. Lyszczarz) under the terms of a Common Stock Purchase Agreement, dated October 21, 2002, between the Company and Rubin Investment Group, Inc., as amended on October 24, 2002, which will result in a change in control of the Company;

 2. The issuance to Robert J. Lyszczarz of 88,535 shares of the Company's common stock under the terms of a Common Stock Purchase Agreement, dated October 21, 2002, between the Company and Mr. Lyszczarz, as amended on October 24, 2002;

 3. The amendment of the Company's articles of incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 1,875,000 to 10,000,000 shares; and

 4. Such other business as may come before the Special Meeting or any adjournment or postponement of the meeting.

Q:  What shares owned by me can be voted?

A: All shares of the Company's common stock owned by you as of the close of business on November 22, 2002, the record date for the determination of shareholders entitled to notice of and the right to vote at the meeting (the "Record Date"), may be voted by you. These shares include those:

    (1)  held directly in your name as the shareholder of record; and

    (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the transfer agent on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and also are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the meeting.

Q:  How can I vote my shares at the meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Shares beneficially owned may be voted by you if you receive and present at the meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:  How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the special meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    By Internet -- If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

    By Telephone -- You may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

    By Mail -- You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Q:  How does the Board recommend I vote on the proposals?

A:  The Board recommends a vote FOR each of the proposals.

Q:  What is the quorum for the meeting?

A: Holders of record of the common stock, no par value, of the Company on November 22, 2002, are entitled to vote at the meeting or any adjournments of the meeting. As of that date, there were 682,338 shares of common stock outstanding and entitled to vote. This excludes the shares of common stock that have been issued to RIG (136,465) and Mr. Lyszczarz (136,465) under their respective agreements. The Nasdaq staff has advised that these shares cannot be voted by RIG and Mr. Lyszczarz on Proposals No. 1 and 2 to be considered at the special meeting because of the interests of RIG and Mr. Lyszczarz in those matters. However, any shares purchased in the open market by RIG, Mr. Rubin or Mr. Lyszczarz may be voted on all proposals, and both RIG and Mr. Lyszczarz may vote their shares with regard to Proposal No. 3 to amend the articles of incorporation. A majority of the shares outstanding and entitled to vote will constitute a quorum for the transaction of business at the meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy or who has voted through the prescribed means using the Internet or by telephone will be counted for purposes of determining the presence of a quorum at the meeting. Proxies that abstain on one or more proposals will be deemed present for quorum purposes for all proposals to be voted on at the meeting.

Q:  How are votes counted?

A: Each share of Company common stock entitles its holder to one vote on all matters to come before the meeting. For each proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

    If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have specified at the meeting, or at any adjournment or postponement of the meeting. If you sign and return your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board. If a shareholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy form, insert the name of some other person, sign and give the form to that person for use at the meeting.

    Shareholders whose shares are in street name and who do not return a proxy will not have such shares counted for any purpose. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on each of the share issuance proposals. "Broker non-votes" occur where a broker holding shares of stock in street name is entitled to vote the shares on some matters but not others. If the beneficial owner does not give the broker voting instructions on those other matters, the missing votes are broker non-votes. Client directed abstentions are not broker non-votes.

Q:  What vote is required to approve the proposals?

A: To approve each of the proposals, it is necessary to obtain the affirmative vote of the holders of shares of our common stock as of the Record Date representing a majority of the total votes cast (in person, by Internet, by telephone or by proxy) at the meeting.

Q:  Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the meeting and voting in person. To revoke a proxy previously submitted by telephone or the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:  How can I attend the meeting?

A: You may attend the meeting if you are listed as a shareholder of record as of November 22, 2002 and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of November 22, 2002 or a legal proxy if you wish to vote your shares in person at the meeting. In addition to the items above, you should bring proof of identification.

Q:  How can I find out the voting results of the meeting?

A: We will announce preliminary voting results at the meeting and publish final results in a report on Form 8-K promptly after the meeting and in our annual report on Form 10-KSB for the fiscal year ended December 31, 2002.

Q:  Is my vote confidential?

A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to the Company and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except (1) as needed to permit the Company to tabulate and certify the vote;
(2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:  Can I vote on other matters?

A: Our bylaws limit the matters presented at a special meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the special meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q:  Under what circumstances would the meeting be adjourned?

A: An adjournment of the meeting may occur for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the Chairman of the meeting or by the holders of common stock representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. We do not currently intend to seek an adjournment of the meeting.

Q:  How can I obtain additional information about the Company?

A: The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), which requires that the Company file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding publicly-held companies, including the Company, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, the Company's Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Square, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC Southeast regional offices at 801 Brickell Avenue, Suite 1800, Miami, Florida 33131. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Square, 450 Fifth Street, N.W., Washington, D.C. 20549.

    This proxy statement incorporates by reference our Form 10-KSB for the fiscal year ended December 31, 2001 and quarterly report on Form 10-QSB for the period ended September 30, 2002. Copies of these periodic reports have been filed with the SEC and may be accessed from the SEC's web site.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                       AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information concerning ownership of the Company's common stock, as of November 22, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent of the common stock, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, (ii) each director of the Company, (iii) the Chief Executive Officer, (iv) other executive officers, and (v) all current executive officers and directors of the Company as a group.


   Name and Address of               Amount and Nature of       Percent of Company
    Beneficial Owner                 Beneficial Ownership (1)   Common Stock
------------------------------------------------------------------------------------
Dan Rubin                            294,281 (2)                30.8%
Chairman and CEO
Rubin Investment Group
405 Lexington Avenue, 50th Floor
New York, NY 10174

Robert J. Lyszczarz                  136,465 (3)                14.3%
Director
61 Heather Lane
Princeton, NJ 08540

J. William Wrigley                   64,438 (4)                  6.3%
Chief Operating Officer, Director
1-800-ATTORNEY, Inc.
186 Attorneys.com Court
Lake Helen, FL  32744

James M. Koller                      33,750 (5)                  3.4%
Chief Financial Officer,
Treasurer and Secretary
1-800-ATTORNEY, Inc.
186 Attorneys.com Court
Lake Helen, FL  32744

Richard R. Syrek                     16,250 (6)                  1.7%
Director
740 Springdale Drive, Suite 208
Exton, PA  19341

Peter S. Balise (7)                  118,298 (7)                12.1%
6939 Sylvan Woods Drive
Sanford, FL  32771

All directors and executive
officers of the Company as
a group (five persons)               545,184 (2,3,4,5,6)        51.1%



1 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes shares underlying any options that vest within 60 days of the Record Date, i.e., January 21, 2003. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them.

2 Of these, 136,465 shares were acquired by Rubin Investment Group, Inc. from the Company in a private transaction on October 21, 2002; 106,151 shares were purchased by RIG and 51,665 shares were purchased by Dan Rubin in open market transactions during the period from October 23 through November 22, 2002.
   Mr. Rubin is the Chairman and CEO of Rubin Investment Group, Inc. Rubin Investment Group, Inc. has contracted to acquire an additional 3,213,535 shares of the Company's common stock, which is subject to shareholder approval.

3 Acquired from the Company in a private transaction on October 21, 2002. Mr. Lyszczarz has contracted to acquire an additional 88,535 shares of the Company's common stock, which is subject to shareholder approval.

4 Includes 61,438 shares of common stock underlying vested options granted pursuant to the Company's 1996 Stock Plan (the "Plan").

5 Represents shares of common stock underlying vested stock options granted under the Plan.

6 Represents shares of common stock underlying vested stock options granted under the Plan. Does not include 2,500 shares underlying unvested options granted under the Plan.

7 Mr. Balise was the Chairman, President and CEO of the Company until his resignation on January 18, 2002. Includes 21,875 shares of common stock underlying vested options granted under the Plan and 2,473 shares for which Mr. Balise is custodian for three minors.

                                  PROPOSAL NO. 1

  ISSUANCE TO RUBIN INVESTMENT GROUP, INC. OF 3,213,535 SHARES OF COMMON STOCK
    (RESULTING IN RIG'S OWNERSHIP OF APPROXIMATELY 78.7% OF THE TOTAL SHARES OUTSTANDING AFTER COMPLETION OF THE TRANSACTION), WHICH WILL RESULT IN A
                          CHANGE IN CONTROL OF THE COMPANY

General

    On October 21, 2002, the Company entered into a Common Stock Purchase Agreement with Rubin Investment Group, Inc., a New York corporation ("RIG"), for RIG to acquire a total of 3,350,000 shares of newly issued common stock at a per share purchase price of $0.384 or aggregate gross proceeds of $1,286,400 in cash (the "RIG Agreement"). The per share purchase price was determined by the average closing bid price of our common stock for the five trading days immediately preceding the date of the parties' execution of the agreement.
The RIG Amendment, as amended, is attached as Appendices A-1 and A-2 to this proxy statement.

    RIG is a private investment banking firm, wholly-owned by Dan Rubin, that offers a variety of investment and financial services. RIG specializes in providing financing to small-cap public companies trading on the OTC Bulletin Board. RIG has an office in both New York at The Chrysler Building 405 Lexington Avenue, 50th Floor, New York, NY 10174 and Los Angeles at The Tower, 10940 Wilshire Blvd., 16th Floor, Los Angeles, CA 90024. RIG provides targeted services primarily in each of the following aspects of investment banking: (i) block share transactions; (ii) equity financing; and (iii) research.

    The RIG Agreement is structured to be consummated in two closings, the first a cash purchase by RIG of 225,000 shares of the Company's common stock for $86,400, and the second covering the issuance of 3,125,000 shares of common stock for $1,200,000, the balance of the total cash investment. Following the execution of the RIG Agreement, the Company and RIG entered into an amendment to the agreement that reduced the number of shares of common stock purchased in the first closing to 136,465. This was done to comply with rules of The Nasdaq Stock Market, Inc. explained below under the caption "Why We Are Seeking Shareholder Approval." The Company expects the second closing (which will encompass the originally provided for 3,125,000 shares, plus the 88,535 shares to be purchased in the first closing under the terms of the pre-amended agreement) to occur as soon as practicable after the special meeting, assuming shareholder approval of this proposal and Proposal No. 3.

    The Company agreed, upon its receipt of the purchase price for the shares issued and sold at the time the RIG Agreement was signed by the parties, to appoint Dan Rubin to serve as the Chairman of our Board of Directors and as the Company's Chief Executive Officer. The Company and Mr. Rubin have not entered into an employment agreement, and Mr. Rubin is currently serving the Company without compensation other than reimbursement of his expenses.

    Upon Mr. Rubin's appointment as the Company's Chairman and CEO, RIG became obligated to initiate an investment banking referral business (without transferring the assets of that business) with the Company with a minimum annual gross revenue of $2.5 million. RIG has, in fact, initiated a new line of business for the Company. That business is operating as a division of the Company under the name "RIG Consulting." Approximately six (6) full-time employees have been added to the Company's staff to develop this business. The Company intends to utilize its publishing resources and call center employees to further expand this new line of business.

    RIG also agreed, for a period of twelve months following the issuance of the shares of the Company's common stock under the agreement, not to vote the shares in favor of a liquidation of the Company, or the merger or conversion of the Company with any "Affiliated Entity." An "Affiliated Entity" is defined as any corporation, partnership, limited liability company, unincorporated organization, trust or other entity in which RIG beneficially owns, directly or indirectly, five percent or more of the voting securities.

    Although the shares of common stock that have been or may be acquired by RIG under the RIG Agreement have been or will be issued under an exemption from registration under the Securities Act of 1933 for transactions not involving a public offering, and therefore cannot be resold without an applicable exemption or registration, RIG is entitled to have the Company register, at the Company's expense, the shares for resale.

Why We Are Seeking Shareholder Approval

    Under Rule 4350(i)(1)(B) and 4350(i)(1)(D) of The Nasdaq Stock Market Inc.'s Marketplace Rules, an issuer whose securities are listed on The Nasdaq Stock Market (Nasdaq) must seek shareholder approval:

 * when the issuance or potential issuance will result in a change of control of the issuer (the "Change of Control Rule"); or

 *  in connection with a transaction other than a public offering involving:

    (a) the sale, issuance or potential issuance by the issuer of common stock at a price less than the greater of book or market value which, together with sales by officers, directors or substantial shareholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

    (b) the sale, issuance or potential issuance by the issuer of common stock equal to 20% or more of the common stock (or of the voting power) outstanding before the issuance for less than the greater of book or market value of the stock (the "20% Rule").

Our issuance of shares of common stock to RIG in connection with the second closing contemplated by the RIG Agreement is subject to both the Change of Control Rule and the 20% Rule.

    The approval sought under this Proposal No. 1 will be effective to satisfy Nasdaq's required shareholder approval rules. A failure to obtain shareholder approval under such circumstances would violate Nasdaq's corporate governance rules, which, in turn, might result in the delisting of the Company's common stock from Nasdaq.

Background of the Share Issuance

    In January 2002, the Company accepted the resignation of its founder and then chairman and CEO, Peter Balise.  In April 2002, the Company accepted the
resignation of Mr. Balise's successor, Matt Butler.  By May	 2002, in addition
to significant losses that the Company was incurring in its attorney marketing business, the Company had paid out approximately $400,000 of its cash reserves for severance payments, purchases of stock owned by Messrs. Balise and Butler and legal fees relating to the severances of Messrs. Balise and Butler. In
April 2002, Bill Wrigley, the Company's then COO and a member of the Company's Board of Directors, was appointed interim President and CEO. Mr. Wrigley immediately began to seek out sources of new capital or companies with which the Company might have synergies with a view to a possible merger, joint venture, or capital infusion. Numerous alternatives in addition to those discussed below were considered, but none developed into a viable transaction for the Company.

    On June 19, 2002, the Company received its first contact from a representative of RIG. The RIG representative advised of RIG's possible interest in purchasing a block of the Company's common shares. Several conversations followed the initial contact but the Company concluded that such a transaction would not be helpful in any significant way in resolving the Company's most pressing issues..

    On July 12, 2002, the Nasdaq staff notified the Company that the Company did not satisfy one of the quantitative listing requirements for continued listing of the Company's common stock on the Nasdaq SmallCap Market: a minimum market value of publicly held shares (the "Market Value of Public Float" requirement) of $1,000,000. "Public float" is defined as total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more. Given this definition, the Nasdaq staff calculated that the Company's public float was 535,855 shares. Based on that figure, the Company's share price would have had to exceed $1.87 for the Company to satisfy the Market Value of Public Float requirement. In accordance with Nasdaq rules, this deficiency had existed for a period of 30 consecutive business days at the time of Nasdaq's notice to the Company. By rule, the Company was provided a period of 90 calendar days from the date of the notice to regain compliance with the Market Value of Public Float requirement. The Company was unable to do so within that 90-day "grace period."

    On July 16, 2002, the Company executed a mutual confidentiality agreement with RIG prior to a conference call in which RIG proposed an investment banking relationship with the Company. On July 18, 2002, the Company received an initial form of a contract proposing the terms of an investment banking relationship with RIG. The proposed contract dealt only with the possible engagement of RIG by the Company; it did not in any way address a possible investment by RIG in the Company. At a meeting on July 22, 2002 the Board decided not to enter into the proposed relationship with RIG based on a variety of considerations, but primarily because it didn't offer anything specific or certain to benefit the Company with regard to its Nasdaq listing requirements or need for new capital. At the same meeting, the Board approved a transaction with Skinder-Strauss Associates for the sale of the publishing rights for eleven of the Company's print directories in order to increase the Company's shareholders' equity, for purposes of satisfying one of the quantitative listing requirements for continued listing of the Company's common stock on the Nasdaq SmallCap Market. Concerns about the Company's Nasdaq listing also prompted the Board to approve a reverse stock split with the intent of raising the minimum bid price of the Company's common stock above the Nasdaq-required $1.00 per share.

    In early July the Company was contacted by eUniverse, Inc., a leading interactive entertainment web-based business whose common stock trades on the Nasdaq SmallCap Market. On July 26, 2002, the Company entered into an agreement under which eUniverse agreed to assist the Company in formulating its online business strategy for www.1800attorney.com and create a unique marketing campaign that enables the Company to offer its services to eUniverse's user base while branding the 1-800-ATTORNEY name. The Company also entered into a "no-shop" or exclusivity agreement in contemplation of a proposed transaction under which eUniverse would either merge one of its subsidiaries or divisions into the Company or would transfer certain assets to the Company in exchange for shares of the Company's common stock. The transaction was explored for its potential to resolve the Company's Nasdaq listing requirements by means of a cash infusion of approximately $2.5 million and the acquisition of a significant new source of profitable business for the Company.

    On August 22, 2002, the Nasdaq staff notified the Company that the Company did not satisfy a second quantitative listing requirement for continued listing of the Company's common stock on the Nasdaq SmallCap Market: the requirement that the Company have either (i) net tangible assets of $2 million, or (ii) a minimum shareholders' equity of $2.5 million. Based on a review of the Company's quarterly report on Form 10-QSB for the quarterly period ended June 30, 2002, filed with the SEC in mid-August, the Nasdaq staff determined that the Company's net tangible assets and shareholders' equity were each roughly $1.7 million. Unlike the Market Value of Public Float requirement, the Nasdaq rules do not provide any grace period for a listed company to regain compliance with the net tangible assets/minimum shareholders' equity requirement. Accordingly, the Nasdaq staff requested that the Company promptly advise Nasdaq of the Company's plan to achieve compliance with this requirement.

    In response to the Nasdaq staff's request, the Company, in a letter dated September 4, 2002, advised of its plan to achieve compliance with both the Market Value of Public Float and net tangible assets/shareholders' equity continued listing requirements. The plan involved two simultaneous transactions with eUniverse: (1) a business combination with a wholly-owned subsidiary of eUniverse; and (2) a sale of shares of the Company's common stock to a group of unrelated accredited investors, led by eUniverse, in a private placement transaction for total consideration of approximately $2.5 million. Although the structure of the business combination had not been finally determined at the time of the Company's correspondence, the transaction was anticipated to result in a majority of the Company's stock being issued to eUniverse or its wholly-owned subsidiary.

    On October 1, 2002, the Company received a letter from the Nasdaq staff advising that, in the staff's view, the Company had not provided a sufficiently definitive plan to achieve near-term compliance with the continued listing requirements of the Nasdaq SmallCap Market and to sustain such compliance over an extended period of time. The Nasdaq letter noted two factors in support of its determination. First, the Company had not provided any documentation evidencing definitive terms or a timetable to complete the transactions outlined in the Company's letter of September 4th. Second, the transactions were subject to approval by the Company's Board and its shareholders because the contemplated private placement of shares of the Company's common stock would result in a change of control. In addition to the above considerations, the Nasdaq staff noted in its letter that the business combination, depending on its terms, might be considered a "reverse merger" due to the change of control and the potential change in the Company's business.

    Based on the Nasdaq staff's determination, the Company's common stock became subject to delisting from the Nasdaq SmallCap market as of October 9, 2002, subject to the Company's right to appeal the staff's determination to a Nasdaq listing qualifications panel (the "Panel"). The Company communicated its appeal in a letter dated October 7, 2002, requesting an oral hearing before the Panel. The oral hearing was scheduled for and occurred on November 14, 2002.

    On October 4th, given the position of the Nasdaq staff toward the contemplated transaction with eUniverse and the expiration of the "no-shop" agreement with eUniverse, the Company re-opened discussions with RIG. The Company was compelled to move forward urgently with a plan to resolve its Nasdaq listing deficiencies and saw a possible investment by RIG as the most viable transaction to facilitate this plan. RIG initially proposed a stock purchase with the price per share tied to the market price of the stock on a fixed date. The Company insisted on a price that would comply with Nasdaq requirements which was based upon the average closing bid price of the Company's common stock for the five trading days immediately preceding the date of the parties' execution of the stock purchase and subscription agreements. RIG agreed to that pricing structure. In a meeting of the Company's Board on October 17th, it was noted that normally a fairness opinion with regard to the pricing used in the contemplated transaction would be obtained prior to entering into such a transaction. However, it was expressed that a fairness opinion would cost between $50,000 and $100,000 and it would be impossible to obtain one within the time frame necessary. After discussion with management who advised as to communications with the Nasdaq staff, the Board approved share issuances to RIG and with Mr. Lyszczarz, whom RIG had introduced to the Company. The terms of the agreements covering the share issuances were finalized and executed on October 21st, and amended on October 24th, to conform to additional information from Nasdaq staff regarding its rules.

    On November 14, 2002, the Company detailed to the Nasdaq Hearing Panel at the oral hearing, the Company's plan to achieve compliance with the two Nasdaq SmallCap continued listing requirement deficiencies at issue - the Market Value of Public Float requirement and the shareholders' equity requirement - through the completion of the share issuances to RIG and Mr. Lyszczarz.

    At the outset of the oral hearing, the Company highlighted that the closing price of the Company's common stock on the Nasdaq SmallCap Market had been at a level over the prior nine trading days such that the Company would regain compliance with the Market Value of Public Float requirement at the end of the trading day on the hearing date. As of the date of this proxy statement, the Company is no longer deemed to be out of compliance with this requirement.

    The Company then focused the Panel's attention on the steps being taken to achieve and sustain compliance with the shareholders' equity requirement, advising of:

 * its intention to file a preliminary proxy statement with the SEC within a few business days of the hearing that included proposals for shareholder approval of the share issuances to RIG and Mr. Lyszczarz;

 *  the scheduled date of the special meeting of shareholders; and

 * the amount of the Company's shareholders' equity, based on pro forma projections for the fourth quarter of 2002, which reflected a sufficient cushion above the $2.5 million requirement such that the Company believes it has demonstrated an ability to sustain compliance with the shareholders' equity requirement.

    The Company then provided the Panel with an analysis of why the share issuances to RIG and Mr. Lyszczarz should not be deemed to be a reverse merger. Among the considerations discussed were:

 *  the continuity of the Company's management;

 * the continued service of the two members of the Company's Board of Directors;

 * the absence of a "combination," which is a prerequisite for application of Nasdaq's reverse merger rule;

 * the continuation of the Company's existing businesses and the relative percentage of their contribution to the Company's consolidated revenues for the fourth quarter of 2002 (i.e., the first quarterly period since the initiation of the Company's RIG Consulting division).

    The Panel, as was expected, did not advise as to its position on whether the share issuances would constitute a reverse merger at the hearing. If the share issuances are deemed to constitute a reverse merger, the "post-transaction company" would be required to submit an initial listing application and meet all initial inclusion criteria for listing on the Nasdaq SmallCap Market, which are considerably higher than the continued listing requirements. At present, the Company would not be able to meet the initial listing requirements.

    The Panel's decision as to the Company's plan to achieve compliance with the shareholders' equity requirement is not expected until approximately 30 days after the hearing. In the interim, the

Company intends to advise the Nasdaq staff of any material developments relating to the matter. The Company hopes to be able to obtain shareholder approval and complete the share issuances, so as to regain compliance with the shareholders' equity requirement, even before the Panel's decision is rendered. No assurances can be provided that the Company will be able to accomplish this or that the Panel will not delist the Company's common stock even if the Company is in full compliance with the continued listing requirements at the time the Panel renders its decision. Further, no assurances can be provided that the Company will not face delisting at some time in the future in the event it fails to sustain compliance with all listing requirements. However, in view of the course of events and actions described above, the Board of Directors and management believes completion of the share issuances is the last and only option available to the Company that has the potential to maintain its Nasdaq SmallCap listing.

    RIG and Mr. Lyszczarz have independently confirmed their commitment to the transactions proposed in Items 1 and 2, even if the Panel were to advise of the delisting of the Company's stock prior to the meeting date. Such action by the Panel is not anticipated, but the Company can not assure that the Company will maintain its Nasdaq SmallCap listing.

Risk Factors Associated with the Share Issuances to RIG

    While the Board is of the opinion that the transactions contemplated by the RIG Agreement are fair to, and in the best interests of the Company and its shareholders, shareholders should consider the following factors in evaluating Proposals No. 1 and 3.

    Potential to Cause a Drop in the Price of the Company's Common Stock The terms of the RIG Agreement provide for a per share purchase price of $0.384. As noted above, the purchase price is equal to the average closing bid price of our common stock for the five trading days immediately preceding October 21, 2002, the date of the parties' execution of the agreement (i.e., $0.384 per share). Since that date, the trading price of the Company's common stock on the Nasdaq SmallCap Market has risen considerably. It is possible that the completion of the second closing of the shares of common stock to be issued to RIG and Mr. Lyszczarz will cause a drop in the price of the Company's common stock.

    Significant Dilutive Effects. The RIG Agreement provides for the issuance by the Company of 3,350,000 shares of common stock, representing approximately 78.7% of the outstanding shares of common stock after giving effect to such issuances and the issuance of shares to Robert J. Lyszczarz. This does not include any shares purchased in the open market by Mr. Rubin personally, or shares purchased in the open market by RIG. The issuance of shares of common stock to RIG in the second closing will substantially dilute the ownership interests and voting rights of existing shareholders. In the latter regard, RIG's interest in the Company will be such that RIG will have control of the Company. Upon acquiring control, no action requiring shareholder approval could be effected without the approval of RIG.

    Board Representation and Conflicts of Interest. RIG's ownership of the Company's common stock and right of representation on the Board create a potential conflict of interest with respect to the continuing relationship, if any, between RIG and the Company. In particular, although Dan Rubin will owe a fiduciary duty to all shareholders of the Company, he may have interests that diverge or even conflict with those of the Company.

    Diminished Ability to Sell the Company to Other Parties. By virtue of RIG's ownership of 78.7% of the outstanding shares of common stock upon completion of the second closing (and assuming approval of Proposal No. 2 and the resultant sale of additional shares to Mr. Lyszczarz), a potential buyer might be deterred from any effort to acquire the Company absent the consent of RIG. As a result, the issue of shares of the Company's common stock to RIG could have the effect of preventing or discouraging an attempt by another person or entity to take over or otherwise gain control of the Company.

    Agreement to Provide Investment Banking Referral Business. As noted above, under the terms of the RIG Agreement, RIG is obligated to initiate an investment banking referral business (without transferring the assets of that business) with the Company with a minimum annual gross revenue of $2.5 million. The Company believes that this new business will be significantly beneficial to the Company's business. However, there can be no assurance as to whether the new business will contribute to the profitable growth of the Company. Further, RIG's obligation to initiate this business is not backed by any guaranty, and the RIG Agreement does not provide for an express remedy should the initiated business not achieve the stipulated minimum gross revenue amount.

    Possible Future Sales of Common Stock by RIG. Sales of substantial amounts of common stock by RIG in the public market following the second closing, or the perception that such sales might occur, could adversely affect prevailing market prices of the common stock.

    Change of Control Provisions within Employment Agreements of Certain
Executive Officers.    Both Mr. Koller, the Company's Chief Financial Officer,
and Mr. Wrigley, the Company's Chief Operating Officer, have employment agreements with the Company which include provisions allowing them to terminate their employment and receive severance payments upon a change of control of more than twenty-five percent (25%) of the Company's common stock. In Mr. Koller's case, the agreement provides for approximately twenty-one months severance; whereas Mr. Wrigley's agreement provides for thirty-six months severance. These provisions will be triggered if the share issuance to RIG is approved by shareholders.

Use of Proceeds

    We intend to use the proceeds of the share issuance to RIG for working capital and other general corporate purposes, as well as for purposes of bringing the Company into compliance with one of the Nasdaq SmallCap Market's continued listing requirements: the shareholders' equity requirement of $2.5 million.

Impact if Proposal No. 1 is Not Approved

    If either Proposal No. 1 or Proposal No. 3 is not approved, Mr. Rubin has indicated his willingness to resign from the Board and as Chief Executive Officer. There is no provision with regard to what will happen to RIG Consulting should either Proposal 1 and / or Proposal 3 not be approved and should Mr. Rubin resign. Under these circumstances, we may be unable to achieve compliance with various continued listing requirements of the Nasdaq SmallCap Market, subjecting our common stock to delisting. In such event, the public trading volume of our common stock and the ability of shareholders to sell their shares could be significantly impaired. Our Board of Directors believes it essential that shareholders approve this proposal to avoid the Company's common stock being delisted.

Federal Income Tax Aspects of the Share Issuance to RIG

    The Company has net operating losses ("NOLs") of approximately $6 million available to offset future taxable income, if any, recognized by the Company in future periods. For federal income tax purposes, these NOLs will expire in 2011. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby substantially eliminating the federal corporate tax on such income.

    Under Section 382 of the Internal Revenue Code of 1986 (the "IRC"), the benefit of the Company's NOLs can be reduced or eliminated if the Company undergoes an "ownership change," as defined in Section 382 of the IRC. The Company believes that the issuance and sale of the shares of the Company's common stock to RIG would result in an ownership change of the Company for purposes of Section 382 of the IRC. The Company presently estimates that the annual limitation resulting from application of Section 382 would be less than $100,000. Accordingly, the Company would incur a corporate-level tax in accordance with the applicable tax schedules (the current maximum federal tax rate is 35%) on any taxable income during a future year in excess of such limitation. While the NOLs not used as a result of this limitation remain available to offset taxable income in future years (subject to the expiration of the NOLs), the effects of the issuance and sale of the shares of common stock to RIG is to defer the utilization of the NOLs, accelerate the payment of federal income tax, and cause some of the NOLs to expire prior to their use. The Company's ability to use the NOLs, however, depends upon the Company's taxable income during future periods and there can be no assurance that the Company will realize any such taxable income and, in turn, be able to use all or any portion of the NOLs.

No Dissenters' Rights

    Under Florida law, shareholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Vote Required

    Under the Nasdaq Rules, the minimum vote which will constitute shareholder approval of Proposal No. 1 for purposes of the Change of Control Rule and 20% Rule is a majority of the total votes present in person or represented by proxy at the special meeting, upon the establishment of a quorum. The Company's executive officers and members of the Board of Directors have indicated their non-binding intention to vote shares of common stock for which they have voting power FOR the proposal.

Reasons for and Recommendation of the Board of Directors

    At its meeting on October 17, 2002, the then members of the Board of Directors unanimously determined to approve the RIG Agreement (as well as the agreement to sell shares of the Company's common stock to Mr. Lyszczarz). In doing so, the Board considered, as supporting its conclusion that the share issuances to RIG and Mr. Lyszczarz are in the best interest of the Company and its shareholders, the following:

 * the Company's needs for a capital infusion in the near term to fund its operations and maintain its Nasdaq SmallCap Market listing;

 * the lack of other sources of capital, despite management's effects to identify such sources over a period of seven months;

 * the fact that the per share purchase price of the shares to be issued and sold to RIG and Mr. Lyszczarz was determined by the Company's closing bid price for the five-day trading period immediately prior to the execution of the agreements;

 * management's favorable expectations for benefits to the Company from the initiation of a new business line;

 *  the need for leadership within the Company;

 * the risk factors identified above, primarily the concern about RIG's obtaining a controlling interest in the Company, which might facilitate RIG's ability to acquire the remainder of the Company's equity without negotiating with the Board of Directors (which prompted the Board to negotiate the provision within the RIG Agreement that RIG would, for a period of twelve months following completion of the share issuances, not vote RIG's shares in favor of a liquidation of the Company, or the merger or conversion of the Company with any "Affiliated Entity");

 * the strong recommendations of the Company's management that, in light of the foregoing factors, the RIG Agreement and the agreement with Mr. Lyszczarz be approved.

    The foregoing describes all material factors considered and given weight by the Board in connection with its decision to approve the RIG Agreement and the agreement with Mr. Lyszczarz. In view of the variety of factors considered, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors.

    The current members of the Board of Directors, with each of Dan Rubin and Robert J. Lyszczarz recusing himself from the vote, recommends a vote "FOR" this proposal.

                                 PROPOSAL NO. 2

                         ISSUANCE TO ROBERT J. LYSZCZARZ

    On October 21, 2002, the Company entered into a Common Stock Purchase Agreement with Robert J. Lyszczarz for Mr. Lyszczarz to acquire a total of 225,000 shares of newly issued common stock at a per share purchase price of $0.384 or aggregate gross proceeds of $86,400 in cash (the "Lyszczarz Agreement"). The per share purchase price was determined by the average closing bid price of our common stock for the five trading days immediately preceding the date of the parties' execution of the agreement. The Lyszczarz Agreement, as amended, is attached as Appendices B-1 and B-2 to this proxy statement.

    Mr. Lyszczarz is an acquaintance of Dan Rubin who has previously invested in companies in which Rubin Investment Group Inc. has invested. Mr. Lyszczarz and Mr. Rubin have represented to the Company that they have no direct or indirect employment or business affiliation. Further, Mr. Lyszczarz has indicated that he is completely independent of Rubin Investment Group, Inc. and Dan Rubin. Mr. Lyszczarz has an MBA in Finance from Rutgers University, has passed the CPA exam, and is President of Nassau Management Group, Inc., a real estate services company that has over 300 employees in 20 offices, headquartered in New Jersey.

    The Lyszczarz Agreement provides for the purchase of the 225,000 shares of common stock in a single closing upon the parties' signing of the agreement. Following the execution of the Lyszczarz Agreement, the Company and Mr. Lyszczarz entered into an amendment to the agreement that reduced the number of shares of common stock purchased upon execution of the agreement to 136,465 shares. This was done to comply with rules of The Nasdaq Stock Market, Inc. See the discussion relating to Proposal No. 1 under the caption "Why We Are Seeking Shareholder Approval." The Company expects the closing of the purchase of the balance of the shares (i.e., 88,535 shares) to occur as soon as practicable after the special meeting, assuming shareholder approval of this proposal.

    Although the shares of common stock that have been or may be acquired by Mr. Lyszczarz under the Lyszczarz Agreement have or will be issued under an exemption from registration under the Securities Act of 1933 for transactions not involving a public offering, and therefore cannot be resold without an applicable exemption or registration, Mr. Lyszczarz is entitled to have the Company register, at the Company's expense, the shares for resale.

Background of the Share Issuance

    To understand the background of the share issuance to Mr. Lyszczarz, please refer to the discussion relating to Proposal No. 1 under the caption "Background of the Share Issuance."

Effects of the Share Issuance to Mr. Lyszczarz

    Unlike the share issuance to RIG covered by Proposal No. 1, the Company has sufficient authorized shares of common stock to issue the 88,535 shares to Mr. Lyszczarz without the necessity of an amendment of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares. The issuance of 88,535 additional shares of common stock to Mr. Lyszczarz, without the issuance of additional shares to RIG, would cause Mr. Lyszczarz's percentage ownership in the total outstanding shares of the Company's common stock to increase to approximately 21.6%. Assuming Proposals No. 1 and No. 3 are approved, Mr. Lyszczarz would own approximately 5.3% of the Company's outstanding shares of common stock following the closing of the purchase of the balance of the shares covered by the Lyszczarz Agreement.

Use of Proceeds

    We intend to use the proceeds of the share issuances to Mr. Lyszczarz for working capital and other general corporate purposes, as well as for purposes of bringing the Company into compliance with one of the Nasdaq SmallCap Market's continued listing requirements: the shareholders' equity requirement of $2.5 million.

No Dissenters' Rights

    Under Florida law, shareholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Vote Required

    Under the Nasdaq Rules, the minimum vote which will constitute shareholder approval of Proposal No. 2 for purposes of the Change of Control Rule and 20% Rule is a majority of the total votes present in person or represented by proxy at the special meeting, upon the establishment of a quorum. The Company's executive officers and members of the Board of Directors have indicated their non-binding intention to vote shares of common stock for which they have voting power FOR the proposal.

Recommendation of the Board of Directors

    For a discussion of the reasons for and basis of the Board's recommendation with respect to Proposal No. 2, please see the discussion with respect to Proposal No.1 under the caption "Reasons for and Recommendation of the Board of Directors."

    The current members of the Board of Directors, with each of Dan Rubin and Robert J. Lyszczarz recusing himself from the vote, recommends a vote "FOR" this proposal.

                                PROPOSAL NO. 3

        AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 10,000,000 SHARES

    The Company currently has authorized 1,875,000 shares of common stock. As of November 30, 2002, 955,268 shares of our common stock were issued and outstanding. An aggregate of 250,000 shares of common stock are currently reserved for issuance under stock options or warrants issued or to be issued to directors, officers, employees and consultants.

Reasons for the Increase in Authorized Shares

    On October15, 2002, the then members of our Board of Directors unanimously approved an amendment to Article V of our Articles of Incorporation, subject to shareholder approval, to increase the number of authorized shares of common stock from 1,875,000 to 10,000,000 at the time the share purchase agreements were entered into with RIG and Mr. Lyszczarz. If Proposals No. 1 and 2 are approved by shareholders, the Company will need to increase its authorized shares of stock in order to issue the 3,213,535 shares of common stock to RIG.

    In addition to having a sufficient number of authorized shares to complete the share issuance to RIG, our Board of Directors believes that the authorized shares of common stock remaining available for future issuances is not sufficient to enable us to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock as described above. Our Board of Directors also believes that the availability of such shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by the Board from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of dividends). Further, the Board believes the availability of additional shares of common stock will enable us to attract and retain talented employees through the grant of stock options and other stock-based incentives.

Effects of an Increase in Authorized Shares

    Dilutive Effect. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and book value per share of the outstanding shares of the Company common stock and, for a person who does not purchase additional shares to maintain his or her pro rata interest in the Company, on a shareholder's percentage voting power. In that regard, holders of our common stock do not have preemptive rights.

    If and when issued, the proposed additional authorized shares of common stock will have identical rights and privileges as the shares of common stock currently outstanding, including the right to share pro rata in any dividends declared on the common stock and right to share pro rata in the proceeds of a liquidation after conversion for obligations of creditors and holders of any senior securities.

    If Proposal No. 3 is approved, the authorized shares of common stock in excess of those issued and outstanding or reserved for issuance, and those planned to be issued if shareholders approve the share issuances covered by Proposals Nos. 1 and 2, is 5,492,662 shares and those shares will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our common stock may be listed or traded. We do not presently have any definitive plans to issue any of the excess shares; however, we are actively exploring ways to increase the Company's gross revenues, net profits, and shareholders' value. Our Board of Directors does not intend to issue any common stock except on terms which our Board deems to be in the Company's best interests and the best interests of our then-existing shareholders.

    Anti-Takeover Effect. Our Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional shares of common stock to discourage tender offers or takeover attempts. However, the availability of authorized shares of common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

Text of the Proposed Amendment

    The text of Article V of the Company's Amended and Restated Articles of Incorporation, as it is proposed to be amended under this proposal, is as follows:

    "The maximum number of shares of stock which the Corporation has authority to issue is 10,000,000 shares of common stock, no par value."

A copy of the proposed amendment to the Amended and Restated Articles of Incorporation is attached as Appendix C to this proxy statement.

No Dissenters' Rights

    Under Florida law, shareholders are not entitled to dissenters' rights of appraisal with respect to this proposal.

Vote Required

    The affirmative vote of shareholders entitled to vote and holding a majority of the total votes present in person or represented by proxy at the special meeting, upon the establishment of a quorum. The Company's executive officers and members of the Board of Directors have indicated their non-binding intention to vote shares of common stock for which they have voting power FOR the proposal.

    If approved by the shareholders, the proposed amendment to our Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Florida, which is expected to take place as soon as practicable after the special meeting. The proposed amendment is not conditioned upon the approval of Proposals No. 1 and 2 or the consummation of the shares issuances covered by such proposals.

Recommendation of the Board of Directors

    The current members of the Board of Directors, with each of Dan Rubin and Robert J. Lyszczarz recusing himself from the vote, recommends a vote "FOR" this proposal.

                                OTHER MATTERS

    The Board has no knowledge of any other matters that may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

         DATE TO SUBMIT SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its annual meeting of shareholders to be held in 2003 must do so no later than December 31, 2002. To be eligible for inclusion in the 2003 annual meeting proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the Company's proxy materials for the 2003 annual meeting of shareholders, unless the Company receives notice of such proposal(s) prior to December 31, 2002.

                                **************

    If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy card promptly. In the event you are able to attend the meeting, at your request, the Company will cancel the proxy.

                             By the Order of the Board of Directors

                             /s/ James M. Koller
                             -----------------------------
                             James M. Koller, Secretary

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                              1-800-ATTORNEY, INC.
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                              ON DECEMBER 18, 2002

    The undersigned shareholder(s) of 1-800-ATTORNEY, Inc. hereby appoint(s) Dan Rubin and James M. Koller, and each of them, with full power of substitution, proxies and attorneys, and hereby authorize(s) them to represent and vote all shares of common stock of 1-800-ATTORNEY, Inc. which the undersigned shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders of 1-800-ATTORNEY, Inc. to be held at the law offices of Holland & Knight LLP, 200 S. Orange Avenue, Suite 2600, Orlando, Florida 32801 on Wednesday, December 18, 2002 at 1:30 p.m., and at any adjournment thereof, with all powers which the undersigned shareholder(s) would possess if personally present, to act upon the items set forth below and such other business as may properly come before the special meeting or any adjournment thereof.

If no direction is indicated, this Proxy will be voted as recommended by the Board of Directors for all proposals.

    1. Issuance to Rubin Investment Group, Inc. ("RIG") of 3,213,535 shares of the Company's common stock (resulting in RIG's ownership of approximately 78.7% of the total number of shares of common stock outstanding upon completion of the transaction and the proposed share issuance to Robert J. Lyszczarz) under the terms of a Common Stock Purchase Agreement, dated October 21, 2002, between the Company and RIG, as amended on October 24, 2002, which issuance may be deemed to result in a change in control of the Company.

               FOR  _____      AGAINST  _____      ABSTAIN  _____

    2. Issuance to Robert J. Lyszczarz of 88,535 shares of the Company's common stock under the terms of a Common Stock Purchase Agreement, dated October 21, 2002, between the Company and Mr. Lyszczarz, as amended on October 24, 2002.

               FOR  _____      AGAINST  _____      ABSTAIN  _____


    3. Authorization of an amendment of the Company's articles of incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 1,875,000 to 10,000,000 shares.

               FOR  _____      AGAINST  _____      ABSTAIN  _____


    4. Transaction of any other lawful business that may properly come before the annual meeting of shareholders.

               FOR  _____      AGAINST  _____      ABSTAIN  _____


    The undersigned shareholder(s) hereby acknowledge receipt of the Notice of Special Meeting and the Proxy Statement, each dated December 5, 2002.

____________________________________           Dated: _________________ , 2002
Signature of Shareholder


____________________________________
Typed or Printed Name of Shareholder

NOTE:	Please sign exactly as your name appears on the Proxy.  Joint owners should both sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, use the full partnership name, with the Proxy to be signed by an authorized person.

________________________________________________________________________________

                            FOLD AND DETACH HERE

                   Vote by Internet or Telephone or Mail
                       24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4 PM Eastern Time the business day prior to the date of the special meeting.

  Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

          Internet                              Telephone                         Mail
http://www._________                   1-800-___-____
Use the Internet to vote your proxy.   Use any touch-tone telephone       Mark, sign and date
Have your proxy card in hand           to vote your proxy.  Have your     your proxy card and
when you access the web site.          Proxy card in hand when you        return it in the enclosed
You will be prompted to enter          call.  You will be prompted to     postage-paid envelope.
your control number, located           enter your control number,
in the box below, to create and        located in the box below, and
submit an electronic ballot.           then follow the directions given.


If you vote your Proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

                                  Appendix A-1

                     COMMON STOCK PURCHASE AGREEMENT BETWEEN
                  THE COMPANY AND RUBIN INVESTMENT GROUP, INC.,
                             DATED OCTOBER 21, 2002

    This Common Stock Purchase Agreement (the "Agreement"), is entered into as of October 21, 2002 by and among 1-800-ATTORNEY, Inc., a Florida corporation (the "Company") and Rubin Investment Group, Inc., a New York Corporation (the "Purchaser").

                                   Background
    The Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Common Stock of the Company, on the terms and conditions set forth in this Agreement. The Company desires to appoint Purchaser, and Purchaser desires to be appointed, to serve as the Chairman of the Company's Board of Directors and as the Chief Executive Officer of the Company. Therefore, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                     Terms

1.    Authorization and Sale of Shares.

      1.1 Authorization. The Company has authorized the issuance and sale pursuant to this Agreement of Three Million Three Hundred Fifty Thousand (3,350,000) shares of its Common Stock (the "Shares"). The Shares have the rights, restrictions, privileges and preferences set forth in the Articles of Amendment to the Articles of Incorporation attached hereto as Exhibit A (the "Amendment").

      1.2 Sale. Subject to the terms and conditions set forth herein and in the Subscription Agreement (as defined below), the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares at the purchase price of Thirty-Eight and Four Tenths Cents ($0.384) per Share.

      1.3 Subscription Agreements. Simultaneously with the execution and delivery of this Agreement, Purchaser is executing and delivering to the Company a Subscription Agreement for the purchase of the Two Hundred Twenty-Five Thousand (225,000) Shares in the form attached hereto as Exhibit B (the "First Common Stock Subscription Agreement"). At such time as the parties hereto shall agree upon, Purchaser shall execute and deliver to the Company a second Subscription Agreement for the purchase of Three Million One Hundred Twenty-Five Thousand (3,125,000) Shares in the form attached hereto as Exhibit C (the "Second Common Stock Subscription Agreement", and collectively with the First Common Stock Subscription Agreement, the "Subscription Agreements").

2.    Sale, Purchase and Delivery of Shares.

      2.1 Sale and Purchase of the Shares. The sale and purchase of the Shares shall occur concurrently with the execution and delivery of the Subscription Agreements.

      2.2 Delivery of the Shares. Subject to the terms and conditions hereof and of the Subscription Agreements, the Company will deliver to the Purchaser, certificates, in such denominations and registered in such name or names as the Purchaser may designate by notice to the Company, representing the Shares to be purchased by the Purchaser from the Company, dated as of the date of the Subscription Agreement(s).

3.    Registration Rights.

      3.1 Demand Registration. If the Company shall receive from Purchaser, at any time or times beginning on first (1st) anniversary date of the execution of this Agreement and concluding on the fifth (5th) anniversary of the execution of this Agreement, a written request that the Company effect any registration with respect to at least 500,000 of the Shares in an offering to be firmly underwritten by underwriter(s) selected by the Purchaser (which underwriter(s) shall be reasonably acceptable to the Company) the Company shall, as soon as practicable, use its best efforts to file a registration statement covering the Shares so requested to be registered and to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act of 1933 (the "Securities Act") and as would permit or facilitate the sale and distribution of all of such Shares as are specified in such request. The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

      3.2	Piggyback Registration.  If the Company proposes to register any of its Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 3.1 hereof), the Company shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) all the Shares specified in a written request or requests, made by the Purchaser and received by the Company within fifteen (15) days after the Purchaser's receipt of written notice from the Company regarding the proposed registration, which written request may specify the inclusion of all or a part of Purchaser's Shares.

     3.3	Expenses of Registration.  All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3.1 and 3.2 hereof, shall be borne by the Company; provided, however, that the Purchaser shall bear the registration expenses for any registration proceeding begun pursuant to Section 3.1 and subsequently withdrawn by the Purchaser. All selling expenses relating to securities registered pursuant to Sections 3.1 and 3.2 hereof, shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser the following:

     4.1 Organization and Standing; Articles of Incorporation and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and where a failure to so qualify would have a material adverse effect on its business or properties. The Amendment has been filed with the Florida Secretary of State on or before the date hereof.

      4.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

      4.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance, sale and delivery of the Shares has been taken. This Agreement, when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      4.4 Validity of Shares. The Shares, when issued or sold and delivered in compliance with the provisions of this Agreement or the Articles of Incorporation, as amended, as applicable, the Shares will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer imposed by the Bylaws of the Company or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

      4.5 Appointment as Chairman of the Board and Chief Executive Officer. Upon execution and delivery of the First Common Stock Subscription Agreement, and upon the Company's receipt of the purchase price provided in the First Common Stock Subscription Agreement, the Company's Board of Directors shall appoint Dan Rubin to serve as Chairman of the Company's Board of Directors until the next election of the Company's Directors, and the Company's Board of Directors shall appoint Dan Rubin to serve as the Company's Chief Executive Officer.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

      5.1 Legal Power. The Purchaser has the requisite legal power to enter into this Agreement and the Subscription Agreements, to purchase the Shares hereunder and thereunder, and to carry out and perform its obligations under the terms of this Agreement and the Subscription Agreements.

      5.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      5.3 Initiation of Referral Business. Upon Purchaser's appointment as the Chairman of the Company's Board of Directors and the Company's Chief Executive Officer, Purchaser shall initiate an investment banking referral business (but shall not transfer the assets of that business) with the Company with a minimum annual gross revenue equal to $2.5 Million.

6. Voting Rights of Purchaser. For a period of twelve (12) months following the issuance of the Shares to Purchaser, Purchaser shall not vote such Shares in favor of a liquidation of the Company or a merger or conversion of the Company with any Affiliated Entity. For the purposes of this Section 5, the term "Affiliated Entity" shall mean any corporation, partnership, limited liability company, unincorporated organization, trust or other entity in which Purchaser beneficially owns, directly or indirectly, five percent (5%) or more of the voting securities.

7.    Miscellaneous.

      7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of laws provisions thereof.

      7.2 Survival. The representations, warranties, covenants, and agreements made herein or in the Subscription Agreements shall survive the closing of the transactions contemplated hereby.

      7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

      7.4 Entire Agreement. This Agreement, the Exhibits hereto, the Subscription Agreements and the other documents required to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to the other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

      7.5 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      7.6 Notices. Except as otherwise expressly provided in this Agreement, any notice or request to be given hereunder by either party to the other shall be in writing and may be affected either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses, but either party may change its notice address by providing written notice to the other in accordance with this Subsection.

      If to the Company:                1-800-Attorney, Inc.
                                        186 Attorneys.com Court
                                        Lake Helen, Florida 32744
                                        Facsimile:  (386) 228-0276
                                        Attn:  William J. Wrigley

         with a copy to:                Holland & Knight LLP
                                        200 South Orange Avenue, Suite 2600
                                        Orlando, Florida 32801
                                        Facsimile: (407) 244-5288
                                        Attn:  Louis T.M. Conti, Esq.

    If to the Purchaser:                Rubin Investment Group, Inc.
                                        405 Lexington Avenue
                                        50th Floor
                                        New York, New York 10174
                                        Facsimile: (212) 599-3484
                                        Attn:  Dan Rubin

      7.7 Fees and Expenses. Each party shall pay its own legal expenses relating to this Agreement. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

      7.8 Titles and Subtitles. The titles of the Sections and Subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

      7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      7.10 Gender. All references to "Purchaser," "it" or "he" herein shall be deemed to include the masculine and the feminine with reference to any individuals and the neuter with reference to any artificial persons.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           "COMPANY"

                                           1-800-ATTORNEY, INC.
                                           By:________________________
                                           Name:______________________
                                           Title:_____________________


                                           "PURCHASER"

                                           RUBIN INVESTMENT GROUP, INC.
                                           By:_________________________
                                           Name:_______________________
                                           Title:______________________

                                   Appendix A-2

                                   AMENDMENT TO
                      COMMON STOCK PURCHASE AGREEMENT BETWEEN
                    THE COMPANY AND RUBIN INVESTMENT GROUP, INC.,
                               DATED OCTOBER 24, 2002

    WHEREAS, Rubin Investment Group, Inc.. and the Company entered into a Common Stock Purchase Agreement dated October 21, 2002 for the purchase of 3,350,000 shares of common stock of 1-800 Attorney, Inc. at $0.384 per share; and

    WHEREAS, Rubin Investment Group, Inc. purchased 225,000 shares of common stock which were issued to Rubin Investment Group, Inc. on October 21, 2002; and

    WHEREAS, the Company has retracted 88,535 shares of the 225,000 shares on October 24, 2002; now therefore

    The parties agree to amend the Common Stock Purchase Agreement to provide as follows:

    1. Rubin Investment Group, Inc. reaffirms its agreement to purchase the retracted 88,535 shares but understands and acknowledges that issuance of said shares is subject to the approval of the Company's shareholders, which approval will be subject to a vote of the shareholders to be held at a meeting of the shareholders which is currently scheduled for mid-November, 2002; and

    2. Upon approval of the shareholders, and upon payment of the purchase price for said shares, the Company will issue 88,535 shares to Rubin Investment Group, Inc. in addition to the 3,125,000 shares which Rubin Investment Group, Inc. and the Company had previously agreed to submit for approval of the shareholders; and

    3. All other terms, representations and provisions of the Common Stock Purchase Agreement will remain in full force and effect as of the date of this Amendment.

    The parties hereby execute this Amendment effective October 24, 2002.

                                              1-800-ATTORNEY, INC.

                                              /s/ Bill Wrigley
                                              -----------------------
                                              Chief Operating Officer

                                              RUBIN INVESTMENT GROUP, INC.

                                              /s/ Dan Rubin
                                              ------------------------
                                              Chief Executive Officer

                                   Appendix B-1

                          COMMON STOCK PURCHASE AGREEMENT
                              BETWEEN THE COMPANY AND
                   ROBERT J. LYSZCZARZ, DATED OCTOBER 21, 2002

    This Common Stock Purchase Agreement (the "Agreement"), is entered into as of October ___, 2002 by and among 1-800-ATTORNEY, Inc., a Florida corporation (the "Company") and Robert J. Lyszczarz (the "Purchaser").

                                    Background

    The Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Common Stock of the Company, on the terms and conditions set forth in this Agreement. Therefore, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                      Terms

1.    Authorization and Sale of Shares.

      1.1 Authorization. The Company has authorized the issuance and sale pursuant to this Agreement of Two Hundred Twenty-Five Thousand (225,000) shares of its Common Stock (the "Shares"). The Shares have the rights, restrictions, privileges and preferences set forth in the Articles of Amendment to the Articles of Incorporation attached hereto as Exhibit A (the "Amendment").

      1.2 Sale. Subject to the terms and conditions set forth herein and in the Subscription Agreement (as defined below), the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, Two Hundred Twenty-Five Thousand (225,000) Shares at the purchase price of Thirty-Eight and Four Tenths Cents ($0.384) per Share.

      1.3 Subscription Agreement. Purchaser is executing and delivering to the Company a Subscription Agreement in the form attached hereto as Exhibit B (the "Subscription Agreement") simultaneously with the execution and delivery of this Agreement.

2.    Sale, Purchase and Delivery of Shares.

      2.1 Sale and Purchase of the Shares. The sale and purchase of the Shares shall occur concurrently with the execution of this Agreement and the execution and delivery of the Subscription Agreement.

      2.2 Delivery of the Shares. Subject to the terms and conditions hereof and of the Subscription Agreement, the Company will deliver to the Purchaser, concurrent with the execution of this Agreement, certificates, in such denominations and registered in such name or names as the Purchaser may designate by notice to the Company, representing the Shares to be purchased by the Purchaser from the Company, dated as of the date of this Agreement.

3.    Registration Rights.

      3.1 Demand Registration. If the Company shall receive from Purchaser, at any time beginning on first (1st) anniversary date of the execution of this Agreement and concluding on the fifth (5th) anniversary of the execution of this Agreement, a written request that the Company effect any registration with respect to all, but not less than all, of the Shares in an offering to be firmly underwritten by underwriter(s) selected by the Purchaser (which underwriter(s) shall be reasonably acceptable to the Company) the Company shall, as soon as practicable, use its best efforts to file a registration statement covering the Shares so requested to be registered and to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act of 1933 (the "Securities Act") and as would permit or facilitate the sale and distribution of all of such Shares as are specified in such request. The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

      3.2 Piggyback Registration. If the Company proposes to register any of its Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 3.1 hereof), the Company shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) all the Shares specified in a written request or requests, made by the Purchaser and received by the Company within fifteen (15) days after the Purchaser's receipt of written notice from the Company regarding the proposed registration, which written request may specify the inclusion of all or a part of Purchaser's Shares.

      3.3 Expenses of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3.1 and 3.2 hereof, shall be borne by the Company; provided, however, that the Purchaser shall bear the registration expenses for any registration proceeding begun pursuant to Section 3.1 and subsequently withdrawn by the Purchaser. All selling expenses relating to securities registered pursuant to Sections 3.1 and 3.2 hereof, shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

4. Appointment to Board of Directors. Immediately following the sale and purchase of the Shares, Purchaser shall be appointed as a member of the Company's Board of Directors.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser the following:

      5.1  Organization and Standing; Articles of Incorporation and Bylaws.
The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and where a failure to so qualify would have a material adverse effect on its business or properties. The Amendment has been filed with the Florida Secretary of State on or before the date hereof.

      5.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

      5.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance, sale and delivery of the Shares has been taken. This Agreement, when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      5.4 Validity of Shares. The Shares, when issued or sold and delivered in compliance with the provisions of this Agreement or the Articles of Incorporation, as amended, as applicable, the Shares will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer imposed by the Bylaws of the Company or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

      6.1 Legal Power. The Purchaser has the requisite legal power to enter into this Agreement and the Subscription Agreement, to purchase the Shares hereunder and thereunder, and to carry out and perform its obligations under the terms of this Agreement and the Subscription Agreement.

      6.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

7.    Miscellaneous.

      7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of laws provisions thereof.

      7.2 Survival. The representations, warranties, covenants, and agreements made herein or in the Subscription Agreement shall survive the closing of the transactions contemplated hereby.

      7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

      7.4 Entire Agreement. This Agreement, the Exhibits hereto, the Subscription Agreement and the other documents required to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to the other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

      7.5 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      7.6 Notices. Except as otherwise expressly provided in this Agreement, any notice or request to be given hereunder by either party to the other shall be in writing and may be affected either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested.
Mailed notices shall be addressed to the parties at the following addresses, but either party may change its notice address by providing written notice to the other in accordance with this Subsection.

      If to the Company:                1-800-Attorney, Inc.
                                        186 Attorneys.com Court
                                        Lake Helen, Florida 32744
                                        Facsimile:  (386) 228-0276
                                        Attn:  William J. Wrigley

         with a copy to:                Holland & Knight LLP
                                        200 South Orange Avenue, Suite 2600
                                        Orlando, Florida 32801
                                        Facsimile: (407) 244-5288
                                        Attn:  Louis T.M. Conti, Esq.

    If to the Purchaser:                Robert J. Lyszczarz
                                        61 Heather Lane
                                        Princeton, New Jersey 08540
                                        Facsimile: (____) _______________

      7.7 Fees and Expenses. Each party shall pay its own legal expenses relating to this Agreement. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

      7.8 Titles and Subtitles. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      7.10 Gender. All references to "Purchaser," "it" or "he" herein shall be deemed to include the masculine and the feminine with reference to any individuals and the neuter with reference to any artificial persons.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        "COMPANY"

                                        1-800-ATTORNEY, INC.

                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        "PURCHASER"

                                        ROBERT J. LYSZCZARZ

                                        __________________________

                                  Appendix B-2

                                  AMENDMENT TO
                  COMMON STOCK PURCHASE AGREEMENT BETWEEN THE
            COMPANY AND ROBERT J. LYSZCZARZ, DATED OCTOBER 24, 2002

    WHEREAS, Robert J. Lyszczarz. and the Company entered into a Common Stock Purchase Agreement dated October 21, 2002 for the purchase of 225,000 shares of common stock of 1-800 Attorney, Inc. at $0.384 per share; and

    WHEREAS, the 225,000 shares of common stock were issued to Robert J. Lyszczarz on October 21, 2002; and

    WHEREAS, the Company has retracted 88,535 shares of the 225,000 shares on October 24, 2002; now therefore

    The parties agree to amend the Common Stock Purchase Agreement to provide as follows:

    1. Robert J. Lyszczarz reaffirms his agreement to purchase the retracted 88,535 shares but understands and acknowledges that issuance of said shares is subject to the approval of the Company's shareholders, which approval will be subject to a vote of the shareholders to be held at a meeting of the shareholders which is currently scheduled for mid-November, 2002; and

    2. Upon approval of the shareholders, and upon payment of the purchase price for said shares, the Company will issue 88,535 shares to Robert
        J. Lyszczarz; and

    3. All other terms, representations and provisions of the Common Stock Purchase Agreement will remain in full force and effect as of the date of this Amendment.

    The parties hereby execute this Amendment effective October 24, 2002.

                                            1-800-ATTORNEY, INC.


                                            /s/ Bill Wrigley
                                            ------------------------
                                            Chief Operating Officer


                                            /s/ Robert J. Lyszczarz
                                            ------------------------

                                   Appendix C


                                     Form of
                              Articles of Amendment
                                       Of
                   Amended and Restated Articles of Incorporation
                                       Of
                               1-800-ATTORNEY, Inc.

    1-800-Attorney, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Florida (the "Corporation") does hereby certify:

    FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Amended and Restated Articles of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

    RESOLVED, that, subject to shareholder approval, Article V of the Amended and Restated Articles of Incorporation of this Corporation be amended and restated to read in its entirety as follows:

    The maximum number of shares of stock which the Corporation has authority to issue is 10,000,000 shares of common stock, no par value.

    SECOND: That thereafter, in accordance with a resolution of the Board of Directors, a special meeting of the shareholders of the Corporation was duly called and held, upon notice in accordance with Section 4 of Article I of the Amended and Restated Bylaws of the Corporation, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

    THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 7 - 9 of Article I of the Amended and Restated Bylaws of the Corporation.

    FOURTH: That the Amendment shall be effective on the date these Articles of Amendment are filed and accepted by the Secretary of State of the State of Florida.

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by James M. Koller, its Secretary, this ___ day of ___________, 2002.

                                                1-800-ATTORNEY, INC.

                                                By: ________________________
                                                    Name: James M. Koller
                                                    Title: Secretary

                                       C-1